14th STREET DEVELOPMENT, LLC.
Landlord

and

NICKEL USA, INC.
Tenant

LEASE

PREMISES: GROUND FLOOR,
300 WEST 14TH STREET, NEW YORK, N.Y.

TABLE OF CONTENTS
Page
ARTICLE 1 Definitions; Premises; Term

ARTICLE 2 Commencement of Term

ARTICLE 3 Rent

ARTICLE 4 Use; Cessation of Operating

ARTICLE 5 Alterations, Fixtures

ARTICLE 6 Repairs

ARTICLE 7 Laws and Ordinances

ARTICLE 8 Insurance

ARTICLE 9 Damage by Fire or Other Cause

ARTICLE 10 Assignment, Subletting, Mortgaging

ARTICLE 11 No Liability On Landlord

ARTICLE 12 Condemnation

ARTICLE 13 Entry; Right to Change Portions of the Building

ARTICLE 14 Bankruptcy

ARTICLE 15 Defaults, Remedies, Damages

ARTICLE 16 Curing Tenant's Defaults - Additional Rent.

ARTICLE 17 Covenant of Quiet Enjoyment

ARTICLE 18 Services and Equipment

ARTICLE 19 Adjustment of Rent

ARTICLE 20 Electricity

ARTICLE 21 Broker

ARTICLE 22 Subordination

ARTICLE 23 Estoppel Certificate

ARTICLE 24 Waiver of Jury Trial

ARTICLE 25 Surrender of Premises; Holding Over

ARTICLE 26 Rules and Regulations

ARTICLE 27 Persons Bound

ARTICLE 28 Notices

ARTICLE 29 Basement

ARTICLE 30 No Waiver; Entire Agreement

ARTICLE 31 Miscellaneous

ARTICLE 32 Inability to Perform.

ARTICLE 33 Security Deposit

ARTICLE 34 Signage

ARTICLE 35 Condominium Documents

ARTICLE 36 Renewal Option

1 3 4 5 6 9 10 13 14 16 20 22 23 24 25 29 30 30 33 35 35 36 37 37 37 38 38 39 39 40 41 42 42 43 43 44

    INDENTURE OF LEASE made as of this 1st day of March, 2001 between 14TH STREET DEVELOPMENT, LLC having offices at c/o Bohn Fiore, Inc., 30 West 26th Street, New York, New York 10010, hereinafter referred to as "Landlord", and NICKEL USA, INC. d/b/a NICKEL, having its principal place of business at c/o Arent Fox Kintner Plotkin & Kahn, PLLC, 1675 Broadway, 16th Floor, New York, N.Y, 10019, hereinafter referred to as "Tenant".

WITNESSETH:

ARTICLE 1
Definitions; Premises; Term

    Section 1.01. For the purposes of this Lease the following terms shall have the definitions immediately following such terms and the definitions are hereby incorporated into this Lease wherever used:

AUTHORIZED USE: the term "Authorized Use" shall be an upscale retail store for the sale at retail of men's skin care products, spa services, storage, offices, and uses ancillary thereto. Subsequent to an assignment of this Lease or a subletting of Tenant's interest hereunder to an unrelated third-party, or with respect to a proposed assignment of Tenant's interest in this Lease, the Authorized Use shall be any legal use reasonably acceptable to Landlord which does not violate any covenants or restrictions in any other lease or agreement made by or binding on Landlord with respect to the Demised Premises.

ALTERATIONS: the term "Alterations" shall mean and include, all installations, changes, alterations, restorations, decorations, replacements, additions, improvements and betterments.

BOARD OF MANAGERS: the term "Board of Managers" shall mean the Board of Managers of The Bank Building Condominium.

BUILDING: the term "Building" shall mean the structures and improvements now or hereafter on the Land currently known by the street number 300 West 14th Street, New York, New York, also known as The Bank Building Condominium.

BUILDING SYSTEMS: the term "Building Systems" shall mean and include, the heating systems, water, sewerage, plumbing, pipes, tubes, conduits, sprinklers, electric wiring and mechanical systems of the Building, and the fixtures, equipment and appurtenances thereof, and all other mechanical devices, fixtures, equipment, appurtenances and systems installed by Landlord in the Building.

CONDOMINIUM DOCUMENTS: the term "Condominium Documents" shall mean the Declaration of Condominium and the By-Laws of The Bank Building Condominium.

DEMISED PREMISES: the term "Demised Premises" shall mean that portion of the Ground Floor of Commercial Condominium Unit 2 of the Building as set forth in the floor plan attached as Schedule "A".

DESIGNATED BROKER: the term "Designated Broker" shall mean Insignia/ESG, Inc. and Cushman & Wakefield, Inc.

EXPIRATION DATE: the term "Expiration Date" shall mean the last day of the Term.

FIXED RENT: the term "Fixed Rent" shall mean the following:

3/1/01	2/28/02	$225,000.00	($18,750.00 monthly)
3/1/02	2/28/03	$225,000.00	($18,750.00 monthly)
3/1/03	2/28/04	$225,000.00	($18,750.00 monthly)
3/1/04	2/28/05	$247,500.00	($20,625.00 monthly)
3/1/05	2/28/06	$247,500.00	($20,625.00 monthly)
3/1/06	2/28/07	$247,500.00	($20,625.00 monthly)
3/1/07	2/28/08	$272,250.00	($22,687.50 monthly)
3/1/08	2/28/09	$272,250.00	($22,687.30 monthly)
3/1/09	10/31/09	$181,500.00	($22,687.50 monthly)

INCLUDE AND INCLUDING: the terms "include" and "including" shall each be construed as if followed by the phrase "without being limited to".

INSURANCE BOARDS: the term "Insurance Boards" shall mean and include, the National Board of Fire Underwriters, the New York Board of Fire Underwriters, and any other body having similar jurisdiction, and the New York Fire Insurance Exchange, and any other body establishing insurance premium rates.

LAND: the term "Land" shall mean the land under the Building and comprising all tax lots upon which any part of the Building stands.

LAWS AND ORDINANCES: the term "Laws and Ordinances" shall mean and include, all laws, orders, ordinances, directions, notices, rules and regulations (including the Americans with Disabilities Act and local variations thereof) of the federal government and of any state, county, city, borough and municipality, and of any division, agency, subdivision, bureau, office, commission, board, authority and department thereof, and of any public officer or official and of any quasi-governmental officials and authority.

LEASE COMMENCEMENT DATE: the term " Lease Commencement Date" shall have the meaning set forth in Article 2 hereof.

LEASE YEAR: the term "Lease Year" shall mean the period from the Lease Commencement Date to the day prior to the first anniversary of such Lease Commencement Date, and each subsequent period of 12 consecutive full calendar months (or part thereof at the end of the Term or last Renewal Term) shall be a Lease Year.

MORTGAGE: the term "Mortgage" shall mean any existing or future mortgage and/or security deed affecting the Land or the Building, as the same may from time to time be amended, modified, renewed, spread, consolidated, substituted, added to, extended and/or replaced.

MORTGAGEE: the term "Mortgagee" shall mean the holder of any mortgage.

PERSONS WITHIN TENANT'S CONTROL: the term "Persons Within Tenant's Control" shall mean and include, Tenant, its subtenants and assignees and its and their respective agents, contractors, servants, employees, licensees, guests and invitees.

PLANS AND SPECIFICATIONS: the term "Plans and Specifications" shall have the meaning ascribed thereto in Section 5.02(v) of this Lease.

RENT COMMENCEMENT DATE: the term " Rent Commencement Date" shall have the meaning set forth in Article 2 hereof.

TENANT'S SHARE: the term "Tenant's Share" shall mean 100%.

TERM: Subject to the provisions of Section 2.03, the "Term" of this Lease shall be from March 1, 2001 until October 31, 2009.

Section 1.02. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Demised Premises, for the Term, commencing on the Lease Commencement Date as defined in Article 2 hereof, unless sooner terminated as provided in this Lease or by operation of law, for the rent and additional rent herein reserved and subject to the covenants, agreements, terms, conditions, limitations, reservations and provisions hereinafter set forth.

ARTICLE 2
Commencement of Term

Section 2.01. Landlord shall deliver possession of the Demised Premises to Tenant upon the mutual execution and delivery of this lease and Tenant's payment to Landlord of the Security Deposit under Article 33 plus Fixed Rent for June, 2001. Tenant, at Tenant's sole risk, may enter the Demised Premises and therein install fixtures and equipment. Such entry into the Demised Premises shall not be construed as a waiver of any provision of this Lease. Tenant covenants and agrees that such entry shall not interfere with Landlord's contractors, subcontractors or their respective employees. By giving Tenant access to the Demised Premises prior to the Lease Commencement Date, Landlord assumes no responsibility whatsoever for injury to persons entering the Demised Premises, or damage to property brought in or upon the Demised Premises. Tenant agrees to indemnify and hold Landlord and the Board of Managers harmless from and against any and all claims and demands arising out of such access, unless such claims or demands are due to the negligence or willful act of Landlord, its agents, employees or contractors.

Section 2.02. The Lease Commencement Date shall be March 1, 2001. The obligation to pay Fixed Rent and additional rent (the Rent Commencement Date) shall commence on July 1, 2001.

Section 2.03. If the last month of the term of this Lease occurs during October, November or December of any year, then, at Tenant's sole option, the term of this Lease shall be extended until the immediately following January 31st.

ARTICLE 3
Rent

Section 3.01. Tenant covenants and agrees to pay, from and after the Rent Commencement Date, the Fixed Rent at the annual rate or rates set forth in Section 1.01 payable in equal monthly installments, in advance, on the first day of each month during the Term at the office of Landlord or such other place as Landlord may designate, without any set-off, counterclaim or deduction whatsoever, except as herein specifically provided.

Section 3.02. Intentionally Deleted.

Section 3.03. All costs, charges, reimbursements, fees, expenses, and rental adjustments which Tenant assumes, agrees or is obligated to pay to Landlord or others pursuant to this Lease shall be deemed additional rent, and in the event of non-payment thereof, Landlord shall have all the rights and remedies with respect thereto as are provided in case of non-payment of Fixed Rent except as herein set forth to the contrary.

Section 3.04. Tenant covenants to pay the Fixed Rent and additional rent as in this Lease provided, when due, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment. All sums due and payable as Fixed Rent and additional rent shall after five (5) days notice that same was not received by the applicable due date, bear interest ab initio at 2% above the "prime rate" publicly announced by the Chase Manhattan Bank (or any successor thereto), from time to time, and such interest shall be deemed to be additional rent, provided, however, that no further interest shall be payable upon such interest.

Section 3.05. If all or any part of the Fixed Rent or additional rent, as above defined, shall at any time become uncollectible, reduced or required to be refunded by virtue of any Laws and ordinances (including rent control or stabilization laws), then for the period prescribed by said Laws and Ordinances, Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Laws and Ordinances and upon the expiration of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded, Tenant shall, to the extent permitted by law, pay to Landlord as additional rent, within thirty (30) days after demand, all such uncollected, reduced or refunded amounts that would have been payable under this Lease absent such Laws and ordinances.

ARTICLE 4
Use; Cessation of Operating

Section 4.01. For so long as NICKEL USA, INC. d/b/a NICKEL is the tenant hereunder, Tenant shall use and occupy the Demised Premises for the Authorized Use, and for no other purpose. Tenant shall be permitted to operate under (a) any trade name used from time to time by any of Tenant's other similar format stores and (b) any trade name used by any Affiliate (as defined herein), upon thirty (30) days' prior written notice to, but without requiring the consent of, Landlord. Landlord shall not otherwise unreasonably withhold or delay its consent if Tenant desires to change its trade name other than aforesaid.

Section 4.02 Landlord represents to Tenant that on the date hereof the certificate of occupancy for the Building and the local zoning ordinance permit the Demised Premises to be used for the Authorized Use.

Section 4.03. Tenant may conduct its business in the Demised Premises at such hours and days of the week as Tenant shall deem appropriate given the volume of business conducted in the Demised Premises from time to time. If Tenant shall cease to conduct its business in the Demised Premises and Tenant shall fail to resume the conduct of its business in the Demised Premises for longer than sixty (60) consecutive days after notice from Landlord requesting resumption of such conduct, then Landlord may at any time thereafter elect (it being in Landlord's sole and unfettered discretion whether to make such election and give such notice or not) give to Tenant a notice of termination of the Term setting forth a termination date three (3) days from the date of the giving of such notice, and, upon such termination date this Lease and the term and estate hereby granted shall expire and terminate with the same effect as if that day were the date originally set forth for the Expiration Date, and Tenant shall have no further obligation to pay Fixed Rent or additional rent after such termination date except that Tenant agrees to pay to Landlord all of Landlord's costs of obtaining possession of the Demised Premises if Tenant shall fail forthwith to vacate and surrender possession.

ARTICLE 5
Alterations, Fixtures

Section 5.01. (a) Except as expressly provided below in this Section, Tenant shall make no structural Alterations in or to the Demised Premises, including, without limitation, removal, modification or installation of partitions, doors, storefront, entry doors, electrical installations, plumbing installations, or parts thereof, without Landlord's prior written consent in each instance, which approval shall not be unreasonably withheld or delayed, and Tenant shall use the contractors referred to in Section 18.06 provided said contractors charge commercially reasonable rates. All Alterations shall (i) be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate, (ii) comply with all Laws and Ordinances and all orders, rules, requirements, regulations and recommendations of Insurance Boards, (iii) be made promptly and in good and workmanlike manner using prime quality materials and (iv) not affect the common or public areas of the Building and not affect the appearance of the exterior of the Building.

    (b) Tenant shall be permitted, without Landlord's consent, to perform Alterations that are non-structural in nature and do not affect any exterior walls, the floor slab, the ceiling slab, support columns, beams or adversely affect Building Systems and do not conflict with the rules, regulations and requirements of the Landmarks Preservation Commission provided that Tenant shall in each instance give Landlord at least five (5) days prior written notice in reasonable detail of the same ("No Consent Work").

Section 5.02. Prior to commencing any Alterations for which a building permit is required, Tenant shall furnish to Landlord, and obtain Landlord's prior written approval, which shall not be unreasonably withheld or delayed, of:

    (i) Plans and Specifications (as hereinafter defined) of such proposed Alterations, except No Consent Work shall require a reasonable description only;

    (ii) A certificate evidencing that Tenant has or has caused there to be procured and paid for worker's compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Mortgagee, Landlord, Tenant, the Land, the Building, and the Board of Managers;

    (iii) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Section 8.03) and builder's risk insurance as Landlord may reasonably require in connection with the work to be done for Tenant;

    (iv) Tenant, upon request and not more frequently than monthly, shall provide Landlord with a certification, duly executed by an appropriately authorized officer, that all contractors, construction managers, material men and professionals retained by Tenant for the performance of Alterations have been timely paid;

    (v) Conceptual plans and designs, construction documents, working drawings, and such permits, authorizations or consents as may be required by any applicable Laws and ordinances, all of which shall be filed and obtained at Tenant's sole cost and expense, provided however that no plans, specifications or applications and no modifications or changes thereto (collectively "Plans and Specifications") shall be filed by Tenant with any governmental authority without first obtaining Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed granted if Tenant does not receive notice of Landlord's refusal to consent within five (5) business days after Tenant submits such Plans and Specifications for Landlord's consent.

    In the event that Landlord shall submit the Plans and Specifications to Landlord's architects and/or engineers for review, Tenant shall reimburse Landlord for Landlord's actual out-of-pocket expenses of such review as additional rent within thirty (30) days after written notice to Tenant of the amount of such expense.

Section 5.03. Any mechanic's or materialmen's lien filed against the Demised Premises or the Land or the Building or Landlord's interest therein, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant, at Tenant's expense, within thirty (30) days after the date on which Tenant receives notice of the same by filing the bond required by law or providing such other security as Landlord shall reasonably require.

Section 5.04. Tenant agrees that it will not at any time use any contractors or labor or materials in the Demised Premises if the use of such contractors or labor or materials creates any difficulty with Union contractors or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof.

Section 5.05. Landlord shall not warrant the propriety of Plans and Specifications for, and shall not be liable for any failure or diminution of any Building Systems or services caused by, Alterations made by Tenant notwithstanding Landlord's consent or deemed consent thereto, and Tenant shall correct any faulty installation and repair any damage caused thereby. Upon Tenant's failure to make such corrections and repairs, Landlord may, after notice to Tenant and the expiration of the applicable cure period, make such corrections and repairs and charge Tenant for the reasonable cost thereof as additional rent which shall be paid by Tenant within thirty (30) days after written notice to Tenant of the amount thereof.

Section 5.06 (a) All movable property, furniture, furnishings and trade fixtures furnished by or at the expense of Tenant, other than those affixed to the Demised Premises so that they cannot be removed without irreparable damage and other than those replacing an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit, shall remain the property of Tenant, and may be removed by Tenant from time to time prior to the expiration of the Term. Tenant shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the Term specifying any such items of property which Tenant does not wish to remove. If within thirty (30) days after the service of such notice Landlord shall request Tenant to remove any of said items, Tenant shall, at Tenant's expense, remove said items prior to the expiration of the Term.

    (b) All Alterations made by either party, excluding those referred to in Section 5.06 (a), affixed to the Demised Premises shall become the property of Landlord and shall be surrendered with the Demised Premises at the end of the Term. Notwithstanding the foregoing, Landlord may elect to require Tenant to remove any such Alterations, at Tenant's expense, by giving written notice to Tenant not later than thirty (30) days prior to the expiration of the Term.

    (c) In any case where Tenant removes any property or Alterations in accordance with paragraphs A and B above, or otherwise, Tenant shall repair all damage caused by said removal, including but limited to damage to the ceiling and floors of the Demised Premises and Building Systems. Upon failure of Tenant to do so, Landlord may, after notice and the expiration of the appropriate cure period, repair such damage and restore the Demised Premises to good order and condition at Tenant's expense, and Tenant shall reimburse Landlord therefore upon demand.

    (d) Upon failure of Tenant to remove any property or Alterations which it is required to remove in accordance with paragraphs A and B above, or upon termination of this Lease pursuant to Article 15 hereof, Landlord may, after notice to Tenant and the expiration of the applicable cure period, at Tenant's expense, (i) remove all such property and Alterations described in paragraphs A and B above, and (ii) cause the same to be placed in storage, and (iii) repair any damage caused by said removal and restore the Demised Premises to good order and condition; and Tenant shall reimburse Landlord for all of the aforesaid expenses upon demand.

    (e) Notwithstanding anything to the contrary herein, any items of property or Alterations not removed by Tenant may, at the election of Landlord, be deemed to have been abandoned by Tenant, and Landlord may retain and dispose of said items without any liability to Tenant and without accounting to Tenant for the proceeds thereof.

    (f) The provisions of this Section 5.06 shall survive the expiration or termination of this Lease.

ARTICLE 6
Repairs

Section 6.01. Tenant shall take good care of the Demised Premises, the storefront thereof, the handicapped accessibility equipment, the 8th Avenue facade, the steps, and the doors, plate glass, signs, lightboxes, awnings, banners, flags, fixtures, glass, appurtenances and equipment therein and thereof, and at its sole cost and expense shall make all repairs, restorations and replacements (hereinafter collectively referred to as "Repairs") as and when needed to preserve them in good working order and condition, whether or not such Repairs are ordinary or extraordinary, or foreseen or unforeseen at this time and whether or not such Repairs pertain to improvements in the Demised Premises furnished or installed by Landlord, but Tenant shall not be obligated to make structural repairs, i.e. repairs to the exterior walls, the floor slab, the ceiling slab, support columns, beams and Building Systems. All damage or injury to the Building or the Building Systems inside or outside of the Demised Premises, or any structural damage within the Demised Premises, caused by or arising from Tenant, or Persons Within Tenant's Control, including those which are extraordinary, structural or unforeseen, shall be repaired, restored or replaced by Tenant, at its sole cost and expense. All Repairs shall be in quality and class equal to the original work or installations and shall be done in good and workmanlike manner, using prime quality materials, and where applicable, utilizing the contractors referred to in Section 18.06.

Section 6.02. If Tenant shall fail to make any Repairs required to be made by Tenant under this Article within 30 days after receipt of written notice from Landlord of the need therefore, Landlord, in addition to any other rights it may have hereunder, may make said Repairs on Tenant's behalf and charge Tenant for the reasonable cost thereof. Provided that Tenant has commenced a Repair in accordance with this Section 6.02 within said thirty (30) day period, and thereafter is diligently prosecuting same to completion, said thirty (30) day period shall be extended, where, due to the nature of a Repair, it cannot reasonably be completed within thirty (30) days. If, in an emergency, in Landlord's reasonable opinion, any such Repairs are immediately necessary, then, no prior thirty (30) days' notice shall be required, but Landlord shall give Tenant whatever notice is reasonable under the circumstances and may make said Repairs on Tenant's behalf and charge Tenant for the reasonable cost thereof as additional rent. In either event, Tenant shall pay Landlord such reasonable cost within thirty (30) days after Tenant receives Landlord's invoice therefor with supporting documentation.

Section 6.03. Subject to the provisions of the Condominium Documents, Landlord, at its expense, shall make Repairs necessary to keep in good order and repair of the exterior walls, the floor slab, the ceiling slab, support columns, beams, Building Systems and the public portions of the Building. Provided that Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business, there shall be no allowance to Tenant for a diminution of rental value or interruption of business (unless the conduct of Tenants business in the Demised Premises is materially adversely impacted by the performance of, or failure to perform, such Repairs) and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or other making any Repairs or Alterations in or to any portion of the Building or Building Systems or the Demised Premises.

Section 6.04. If Landlord shall fail to make any of the repairs required to be made by Landlord under this Article within thirty (30) days after receipt of written notice from Tenant of the need therefor, Tenant, in addition to any other rights it may have hereunder, may make said Repairs on Landlord's behalf and charge Landlord for the reasonable cost thereof. Provided that Landlord has commenced a Repair in accordance with this Section 6.04 within said thirty (30) day period, and thereafter is diligently prosecuting same to completion, said thirty (30) day period shall be extended, where, due to the nature of a Repair, it cannot reasonably be completed within thirty (30) days. If, in an emergency, in Tenant's reasonable opinion, any such Repairs are immediately necessary, then, no prior thirty (30) days' notice shall be required, but Tenant shall give Landlord whatever notice is reasonable under the circumstances and may make said Repairs on Landlord's behalf and charge Landlord for the reasonable cost thereof. In either event, if Landlord shall not pay Tenant within 30 days after receipt of an invoice therefore with supporting documentation, Tenant may deduct the reasonable cost thereof from the Fixed Rent and other charges due hereunder.

Section 6.05. In any case where Tenant is required to make Repairs or perform any work pursuant to this Article and such Repairs or work is in or to space outside of the Demised Premises, Landlord, subject to the provisions of the Condominium Documents, may at its option elect to make such Repairs or to perform such work, utilizing contractors, subcontractors and/or materialmen charging commercially reasonable rates, for and on behalf of Tenant, at Tenant's sole cost and expense. In such event, Tenant shall reimburse Landlord as additional rent for the cost of such Repairs and/or work within thirty (30) days after Landlord shall furnish a statement to Tenant of the amount thereof with supporting documentation.

ARTICLE 7
Laws and Ordinances

Section 7.01. Tenant shall not do, and shall not permit Persons Within Tenant's Control to do, any act or thing in or upon the Demised Premises or the Building which will invalidate or be in conflict with the Certificate of Occupancy for the Demised Premises or the Building, or violate any Laws and Ordinances. Tenant shall, at its expense, comply with all Laws and Ordinances which shall, with respect to the Authorized Use of, or installations in, the Demised Premises or with respect to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Authorized Use, or any installations made by Tenant in the Demised Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Laws and Ordinances shall be presently in effect or hereafter enacted or issued and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at this time.

Section 7.02. If Tenant receives written notice of any violation of any Laws and Ordinances applicable to the Demised Premises, Tenant shall give prompt written notice thereof to Landlord.

Section 7.03. Tenant shall not hereby be under any obligation to comply with any Laws and Ordinances requiring any structural Alteration of the Demised Premises, unless such Alteration arises from, relates to or is in connection with (i) a condition which has been created by or at the insistence of Tenant, or is attributable to the Authorized Use, or (ii) any Alteration made by Tenant, or (iii) a breach of any of Tenant's covenants or agreements under this Lease.

Section 7.04. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or Alterations or decorations (including awnings and the like) and if the failure to secure such license or permit would or might, in any way, affect Landlord, or the Building, or the reputation of either or both, Tenant, at Tenant's expense, shall duly and promptly procure and thereafter maintain such license or permit, and submit the same to Landlord. Tenant, at Tenant's expense, shall at all times, comply with the terms and conditions of each such license or permit.

Section 7.05. (a) Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be used, stored, transported, released, handled, produced or generated, in or from the Demised Premises or the Building, in violation of Laws and Ordinances. The term "Hazardous Material" shall mean any material that, whether by its nature or use, is now or hereafter defined or regulated as a hazardous waste, hazardous substance, pollutant or contaminant under any Laws and Ordinances, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or which is or contains petroleum, gasoline, diesel fuel, another petroleum hydrocarbon-product, asbestos, asbestos-containing materials or polychlorinated biphenyls.

    (b) Landlord represents and warrants to Tenant that, as of the date on which Landlord shall deliver possession of the Premises to Tenant, the Premises shall be free from contamination by Hazardous Materials.

    (c) If, at any time during the Term, Hazardous Materials shall be found in or on the Demised Premises, then:

        (i) with regard to any Hazardous Materials that Tenant shall not have caused to be released within the Demised Premises, Landlord shall remove or remediate same to the extent required by Laws and Ordinances, and in compliance with Laws and Ordinances, at Landlord's sole cost; and Landlord agrees to defend, indemnify, and hold each of Tenant and any Guarantor harmless from and against any and all costs, damages, expenses, and/or liabilities (including reasonable attorneys' fees) which each of Tenant or any Guarantor may suffer as a result of any claim, suit, or action regarding any such Hazardous Materials (whether alleged or real), and/ or regarding the removal and remediation of same.

        (ii) with regard to any Hazardous Materials released in the Demised Premises by Tenant, Tenant shall remove or remediate same to the extent required by Laws and Ordinances, and in compliance with Laws and Ordinances, and at Tenant's sole cost; and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all costs, damages, expenses, and/or liabilities (including reasonable attorneys' fees) which Landlord may suffer as a result of any claim, suit, or action regarding any such Hazardous Materials (whether alleged or real), and/or regarding the removal and remediation of same.

        (iii) If, prior to the Rent Commencement Date, any Hazardous Materials are found in or on the Demised Premises, and, as a result thereof, Tenant is prevented or from opening for business, then, notwithstanding anything to the contrary herein, the Rent Commencement Date shall be delayed for a number of days equal to the number of days that Tenant is delayed from opening for business in the Demised Premises due to the existence of the Hazardous Materials, subject to the other provisions of this Lease.

        (iv) If, on or after the Rent Commencement Date, Tenant is prevented from operating its business as a result of the existence of such Hazardous Materials not caused by Tenant, then, Tenant's Fixed Rent and all other charges due hereunder shall not abate, to the extent that the same is covered by insurance and if it is not covered by insurance, the Fixed Rent shall abate until Tenant is able to resume the operation of its business, subject to the other provisions of this Lease.

    (e) Each of Landlord's and Tenant's obligations pursuant to this Section 7.05 shall survive any expiration and/or termination of this Lease.

Section 7.06. If an excavation shall be made upon the land adjacent to or under the Building, or shall be authorized or contemplated to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall reasonably deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

ARTICLE 8
Insurance

Section 8.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the terms of the New York State standard form of fire insurance with extended coverage, business interruption, liability, boiler, sprinkler, water damage, war risk or other insurance policies covering the Land or Building and the fixtures and property therein (hereinafter referred to as Building Insurance); and Tenant, at its own expense, shall comply with all rules, orders, regulations and requirements of all Insurance Boards, and shall not do or permit anything to be done in or upon the Demised Premises or bring or keep anything therein or use the Demised Premises in a manner which increases the rate of premium for any of the Building Insurance over the rate in effect at the commencement of the Term.

Section 8.02. If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance shall be higher than it otherwise would be, Tenant shall reimburse Landlord upon request for that part of the Building Insurance premiums thereafter paid by or assessed by the Condominium Board against Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "makeup" of any insurance rate for the Land, Building or Demised Premises issued by any Insurance Board establishing insurance premium therefore, shall be prima facie evidenced the facts therein stated and of the several items and charges in the insurance premium rates then applicable to the Building.

Section 8.03. Tenant, at Tenant's sole cost and expense, shall obtain and maintain at all times during the Term commercial general liability insurance protecting and indemnifying Landlord, Tenant, the Board of Managers, and any Mortgagee against any and all claims and liabilities for injury and damage to persons or property and for the loss of life and of property occurring upon, in or about the Demised Premises, and including products liability coverage, such insurance to afford minimum protection during the Term of not less than combined single limit of $5,000,000.00 respect of bodily injury or death or for property damage.

    Tenant, at Tenant's sole cost and expense, shall also maintain insurance against business interruption and against any and all damage to or loss of Tenant's Alterations, equipment, furnishings, furniture, fixtures and contents in the Demised Premises and the Building, and all claims and liability relating thereto.

    All such insurance shall be effected under valid and enforceable policies (which may cover the Demised Premises and other locations, provided that the coverage applicable to the Demised Premises and the Building is not less than the amounts hereinbefore set forth at any time during the Term), shall be issued by insurers of recognized responsibility, authorized to do business in the State of New York and reasonably acceptable to Landlord, and shall contain a provision whereby the insurer agrees not to cancel the insurance without thirty (30) days, prior written notice to Landlord.

    On or before the Commencement Date, Tenant shall furnish Landlord with either the original policy or a certificate thereof evidencing the aforesaid insurance coverage, and any endorsements thereto. Renewal and replacement policies or certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy theretofore furnished.

Section 8.04. The parties shall cause each insurance policy insuring the Demised Premises and its fixtures and contents including its personal property and equipment, to be written in a manner so as to provide that the insuring companies waive all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in such policy, provided such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or is obtainable only by the payment of an additional premium charge above that charged by companies carrying such insurance without such waiver of subrogation, the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of twenty (20) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost; and if such other party does not so agree duly in writing to pay such additional premium, or the waiver is unobtainable, this Section shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium charge. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other's insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

ARTICLE 9
Damage by Fire or Other Cause

Section 9.01. If the Demised Premises or any part thereof shall be damaged by fire or other insured casualty and Tenant shall give prompt written notice thereof to Landlord, Landlord shall, subject to the provisions of the Condominium Documents and subject to Sections 9.02 and 9.03, proceed with reasonable diligence to repair or cause to be repaired such damage at its expense; and if the Demised Premises, or any part thereof, shall be rendered untenantable by reason of such damage, the Fixed Rent hereunder, or an amount thereof apportioned according to the area of the Demised Premises so rendered untenantable (if less than the entire Demised Premises shall be so rendered untenantable), shall, to the extent not covered by insurance, be abated for the period from the business day immediately following the date of such damage to the date when the damage shall have been repaired as aforesaid. Tenant covenants and agrees to cooperate with Landlord, the Board of Managers and any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds, if any) payable to such parties.

Section 9.02. Unless caused by Landlord's negligence or willful misconduct, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 8.03 will not carry insurance of any kind on Tenant's furnishings, furniture, contents, personal property, fixtures, equipment and Alterations, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

Section 9.03. Notwithstanding anything else to the contrary contained in this Lease, in the event that:

    (i) if seventy-five percent (75%) of the Building is destroyed or substantially damaged by fixe or other casualty and seventy-five percent (75%) of the unit owners of the Condominium do not promptly approve the repair and restoration of the Building, or

    (ii) there is any damage to the Demised Premises within the last year of the Term the cost of repair of which exceeds six (6) months' Fixed Rent, and Tenant has not yet exercised its option for the next Renewal Term, then Landlord may, at its sole option, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage, and in the event described in subdivision (ii) above, Tenant may terminate by notice to Landlord within thirty (30) days after the date of such damage. In the event that either such notice of termination shall be given, this Lease and the term and estate hereby granted shall expire as of the date of termination set forth in the notice with the same effect as if that were the date originally set for the expiration of the Term, and the Fixed Rent and additional rent hereunder shall be apportioned as of such date (without, however, limiting any rent abatement to which Tenant may be entitled pursuant to Section 9.01).

Section 9.04. Except as may be provided in Section 8.04, nothing herein contained shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

Section 9.05. The provisions hereof shall be considered an express agreement governing any case of damage to or destruction of the Building or Demised Premises or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

ARTICLE 10
Assignment, Subletting, Mortgaging

Section 10.01. Tenant covenants and agrees, for Tenant and Tenant's heirs, distributees, executors, administrators, legal representatives, successors, and assigns, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, or advertised for assignment, mortgaged, pledged, encumbered or otherwise transferred, by operation of law or otherwise, and that neither the Demised Premises, nor any part thereof will be sublet or advertised for subletting or occupied by anyone other than Tenant, or for any purpose other than as hereinafter set forth, without the prior written consent of Landlord, given or withheld as hereinafter provided, in every case except as expressly provided in this Section. Any transfer by operation of law or otherwise of (i) Tenant's interest in this Lease, or (ii) 50% or more interest in Tenant (whether by way of stock, limited and/or general partnership interest or otherwise), in a single transaction or a related or unrelated series of transactions, shall be deemed an assignment of this Lease for purposes of this Article.

Section 10.02. (a) If Tenant desires to assign this Lease or sublet all of the Demised Premises, Tenant shall deliver to Landlord in writing (1) the name of the proposed assignee or subtenant; (2) a duly executed counterpart of the term sheet or such other written agreement which includes all of the terms and conditions of the proposed assignment or subletting; (3) the nature and character of the experience of the principals of the proposed assignee or subtenant and any other information reasonably requested by Landlord; (4) a financial statement of the proposed assignee or subtenant, and its principals if not a publicly owned entity, certified to by a certified public accountant or financial officer of the proposed subtenant or assignee as of a date not more than twelve (12) months prior thereto; and (5) an agreement to indemnify, defend and hold Landlord harmless against any claim or liability for real estate brokerage commission payable with respect to any sublease or assignment by Tenant.

    (b) Landlord agrees not to unreasonably withhold its consent to an assignment of this Lease or a subletting of the whole (but not part) of the Demised Premises to a single subtenant, provided that Tenant has complied with the provisions of Paragraph A above. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed assignment or sublease, including, without limitation, the financial stability (given the obligations hereunder and the fact that Tenant has not been released from liability, to the extent applicable) reputation and business experience of the proposed assignee or subtenant and the proposed use of the Demised Premises (which proposed use, subject to this subparagraph (b) and Section 10.02(e), may differ from the Authorized Use) subsequent to such subletting or assignment.

    (c) If Tenant believes that Landlord has unreasonably withheld its consent with respect to a proposed subletting or assignment, Tenant may, within twenty (20) days after receiving notice that Landlord has withheld its consent, give notice to Landlord of Tenant's intention to submit the question of whether Landlord's consent was withheld unreasonably to expedited arbitration in accordance with the expedited procedures of the American Arbitration Association ("AAA") Rules for the Real Estate Industry (the "Rules") except that: (i) the list of arbitrators referred to in paragraph (b) of Rule 57 shall be returned to the AAA within five (5) business days after submission of the list; (ii) Landlord and Tenant shall notify the AAA within four (4) business days after an arbitrator is appointed of any objections they may have thereto and shall have no right to object to an arbitrator whose name was on the list submitted by the AAA and as to whom no objection was made in connection with Rule 57; (iii) to the extent acceptable to the arbitrator, the notice of hearing in Rule 58 shall be four (4) business days in advance of the hearing; and (iv) the hearing shall be held within seven (7) business days after the appointment of the arbitrator. In the event that Tenant prevails against Landlord in an expedited arbitration brought pursuant to this Section 10.02(c), Landlord's sole liability to Tenant for its refusal to consent to an assignment proposed by Tenant shall be to consent thereto and Tenant hereby waives and relinquishes any and all claims for damages or other compensation by reason thereof. The foregoing reference to Rules 57 and 58 pertain to the Rules as amended and effective on May 1, 1994. In the event that a subsequent amendment of the Rules becomes effective, the time frames set forth herein shall pertain, as applicable, to the substantive equivalent of those rules contained in such later version.

    (d) Landlord may, in its sole discretion, in lieu of consenting to a proposed subletting or assignment, elect to cancel and terminate this Lease by delivering to Tenant within ten (10) business days following Tenant's request for Landlord's consent and, in such event, upon the date specified in Tenant's notice of its intention to assign this Lease or sublet the Premises, as applicable, and the Term shall come to an end and expire as fully as if the date specified in such notice was the Expiration Date hereunder.

    (e) No part of the Demised Premises may be used, assigned or sublet for the following uses: nude or semi-nude dancing; bar, tavern or cocktail lounge, except as part of a restaurant operation; "adult" or "X-rated" book or movie store (except that this provision shall not prohibit the sale or rental of "adult" or "X-rated" video tapes as part of the business of a video store offering a substantial selection of other types of video tapes as a majority of its selection); for the display or sale of pornographic materials; adult movie theater; so-called "head shops," selling or displaying drug paraphernalia; massage parlor; industrial purposes; warehouse; entertainment or recreation facilities; training or education facilities; renting, leasing or selling or displaying for the purpose of renting, leasing or selling of any boat, motor vehicle or trailer; flea market; or on-site dry cleaning plant. "Entertainment or recreation facility," as used herein, shall include, without limitation, a bowling alley, dance hall, billiard or pool hall, game parlor, or video arcade (containing more than four (4) electronic games). "Training or education facility" by definition shall include, without limitation, a beauty school, barber college, reading room, place of instruction, or any operation catering primarily to students or trainees as opposed to customers. For the purposes of this Subsection "e", "pornographic materials" shall be any books, magazines, newspapers or videotapes which would be obscene under prevailing laws.

Section 10.03. (a) If this Lease is assigned or if the Demised Premises is sublet or occupied by anyone other than Tenant, Landlord, upon the occurrence of an Event of Default and Tenant's failure to cure following applicable notice, may collect Fixed Rent, additional rent and other charges from the assignee, sublessee or occupant, and apply the net amount collected to the Fixed Rent, additional rent and other charges herein provided, but unless Landlord in its sole discretion otherwise elects, no such assignment, subletting, occupancy or collection shall be deemed a waiver of any covenant by Tenant under this Article 10, nor shall the same be deemed the acceptance of the assignee, sublessee or occupant as a tenant, or a release of Tenant from the further performance of the covenants and agreements on the part of Tenant to be performed herein contained.

    (b) If Landlord shall for any reason or cause recover or come into possession of the Demised Premises before the Expiration Date, Landlord shall have the right at its option to take over any and all subleases or sublettings of the Demised Premises or any part or parts thereof made or granted by Tenant and to succeed to all the rights and privileges of said subleases and sublettings or such of them as it may elect to take over and assume; and Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over and assume at the time of such recovery of possession, and Tenant shall upon request of Landlord execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary, sufficient and proper to vest in Landlord the then existing subleases and subletting.

Section 10.04. The consent by Landlord to an assignment or subletting shall not relieve Tenant, the assignee or subtenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

Section 10.05. (a) Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Rent, additional rent, other charges and adjustments of rent, and, subject to the right to change the Authorized Use pursuant to Section 10.02(b), for the due performance of and compliance with all the terms, covenants, conditions, provisions and agreements herein contained on Tenant's part to be performed or complied with for the Term.

    (b) No assignment, sublease or transfer shall be binding on Landlord unless such assignee, subtenant or transferee of Tenant shall deliver to Landlord a duplicate original of the instrument of assignment, sublease or transfer which contains a covenant of assumption by the assignee or transferee of all of the obligations aforesaid, or if a sublease shall expressly provide that it is subject to all of the provisions of this Lease, and any assignee or subtenant shall obtain from Landlord in the case of any further proposed subletting or assignment the aforesaid written consent, prior thereto. In the event of a purported assignment, sublease or transfer in contravention of the provisions of this Lease, Landlord may elect to treat such purported assignee, subtenant or transferee as having assumed this Lease jointly and severally with Tenant, without in any way or to any extent binding Landlord to consent to such purported assignment, sublease or transfer.

Section 10.06. In the event that any form of rent paid to Tenant by any assignee or sublettee under this Article shall exceed the amount of fixed or additional rent payable under this Lease by Tenant to Landlord at the time of such assignment or subletting, Tenant shall, monthly during the term of such assignment or subletting, pay to Landlord, and Landlord shall be entitled to receive, an amount equal to 50% of such excess less 50% of reasonable legal fees and brokerage commissions paid by Tenant in procuring such assignee or sublettee. Tenant's failure to pay said excess to Landlord shall constitute a default under this Lease.

Section 10.07. (1) Tenant shall have the right to assign, transfer or otherwise convey this Lease or sublet all or any portion of the Demised Premises (without the consent of Landlord and without any increase in Minimum Rent, Additional Rent or other charges hereunder, without any right of Landlord to recapture all or any part of the Demised Premises and without the necessity to share any proceeds of such transaction with Landlord) in connection with (i) a merger, consolidation or reorganization, (ii) a sale of any of the capital stock of, or equity interest in, Tenant or (iii) a sale of all or a substantial portion of the assets of Tenant, or the stock of Tenant or leases for (or assets of) stores operating under the then-current trade name of Tenant, or (iv) any assignment or subletting involving an Affiliate.

    (2) If Landlord and an unaffiliated assignee of Tenant amend this Lease, Tenant shall not be liable for the performance and observance of the obligations to be performed by the assignee pursuant to the provisions of this Lease, as amended; however, Tenant shall remain liable for the performance and observance of all the original obligations to be performed by Tenant pursuant to this Lease (unless otherwise expressly provided in this Lease), provided that Tenant shall have received copies of any default notice(s) and a reasonable opportunity to cure any such default.

    (3) The issuance or transfer of the stock, partnership interests or other equity interests of Tenant or the general partner of Tenant (i) as a result of the public offering or trading of Tenant's stock on a nationally or internationally recognized exchange or on the NASDAQ over-the-counter market or (ii) as a result of a private placement or other raising of funds to be invested in Tenant for future expansion or additional working capital, shall not be deemed to be an assignment, transfer or change in control requiring Landlord's consent.

    (4) Anything contained herein to the contrary notwithstanding, Tenant shall have the right, without Landlord's consent, to license any of the operations referred to in the permitted use clause herein, or to permit concessionaires or franchisees to conduct such operations within the Demised Premises or to share the office portion of the Demised Premises with another, unrelated entity, provided Tenant shall not separately demise the Demised Premises in connection with any of the foregoing and provided further that such operations and/or sharing are ancillary to Tenant's business and that substantially all of the Demised Premises are occupied by Tenant.

    (5) For the purposes of this Lease, the term "Affiliate" shall mean Tenant's parent or any division, subsidiary or affiliate of Tenant as Tenant's parent, or any other entity controlling, controlled by, or under common control or ownership with Tenant, Tenant's parent or any successor to any of the aforesaid.

ARTICLE 11
No Liability On Landlord

Section 11.01. Landlord and its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant or Persons Within Tenant's Control by theft or otherwise. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, or employees and even then, Section 8.04 shall, if applicable, control; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work.

Section 11.02. If at any time, as a requirement of law, any windows of the Demised Premises are temporarily closed, darkened or covered for any reason whatsoever including Landlord's own acts, Landlord shall utilize scaffolding, netting, sidewalk shed or similar structures above the level of Tenant's facade and storefront with due regard for Tenant's business and so as to minimize any disruption to Tenant's business or the ingress or egress thereto.

Section 11.02. (a) If at any time, for reasons within Landlord's control, any windows of the Demised Premises are temporarily closed, darkened or covered for any reason whatsoever for a period in excess of 30 days, or are substantially permanently closed, darkened or covered for reasons beyond Landlord's reasonable control or Laws and Ordinances, Landlord shall not be liable for any damage Tenant may sustain thereby nor shall the same release Tenant from its obligations hereunder or constitute an eviction, except that Tenant shall be entitled to an abatement of Fixed Rent in an amount to be determined pursuant to the provisions of Section 44 of the Rider hereto.

Section 11.03. Tenant agrees, irrespective of whether Tenant shall be negligent, to indemnify, defend and save harmless, the Board of Managers, Landlord and its members, partners, officers, directors, contractors, agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including reasonable counsel fees and disbursements incurred in any action or proceeding), to which Landlord or any such member, partner, officer, director, contractor, agent or employee may be subject or suffer to the extent arising from, or in connection with, (i) any liability or claim for any injury to, or death of, any person or persons or damage to property (including any loss of use thereof), in or about the Demised Premises, or (ii) the use and occupancy of the Demised Premises or from any work, installation or thing whatsoever done or omitted (other than by Landlord or its contractors or the agents or employees of either) in the Demised Premises during the Term and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (iii) any default by Tenant in the performance of Tenant's obligations under this Lease or from any act, omission, carelessness, or negligence of Tenant or Persons Within Tenant's Control.

Section 11.04. Tenant shall reimburse and compensate Landlord as additional rent within thirty (30) days after rendition of a statement for all expenditures, costs, fees, expenses, judgments, penalties, damages, and fines sustained or incurred by Landlord (including reasonable counsel fees and disbursements incurred in connection with any action or proceeding) due to the operation of this Article, or non-performance or non-compliance with or breach or failure by Tenant to observe any term, covenant, agreement, provision or condition of this Lease, or breach of any warranty or representation by Tenant made in this Lease. If in any action or proceeding naming both Landlord and Tenant, liability arising out of the negligence of Tenant is established, Tenant agrees (i) to indemnify Landlord in accordance with the provisions of this Article and (ii) to waive any right of contribution against Landlord except to the extent that Landlord may be a contributing cause to the damage for which an action or proceeding was brought. Reference in this Article 11 to Landlord shall for all purposes be deemed to include each Mortgagee.

Section 11.05. Landlord agrees not to unreasonably withhold or delay its consent or approval in connection with any matter under this Lease for which its consent or approval is required. Tenant agrees that its sole remedy in cases where it believes that Landlord has reasonably withheld its consent or approval in connection with a matter under this Lease for which Landlord's consent or approval is required, or any rider or separate agreement relating to this Lease, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived Unless Landlord is adjudicated to have acted arbitrarily or capriciously.

ARTICLE 12
Condemnation

Section 12.01. If the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. If only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent and additional rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. If only a part of the Building shall be so condemned or taken (including the Demised Premises), then (i) Landlord may, at its sole option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, and (ii) if such condemnation or taking shall deprive Tenant of access to the Demised Premises and Landlord shall not have provided or undertaken steps to provide other reasonable means of access thereto, or fifty (50%) percent or more of the Demised Premises is taken in any such event Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title. If neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and additional rent shall be abated to the extent, if any, hereinbefore provided in this Article 12. If only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking provided that such restoration shall not exceed the scope of the work done by Landlord in originally constructing the Building.

Section 12.02. In the event of any condemnation or taking hereinbefore mentioned of all or part of the Building or the Demised Premises, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. In any condemnation proceeding Tenant may submit a separate claim against the condemning authority for the value of tenant's trade fixtures and the cost of removal or relocation, if such separate claims are allowable as such.

ARTICLE 13
Entry; Right to Change Portions of the Building

Section 13.01. Landlord reserves the right at any time and from time to time (without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefore) to place such structures and to make such relocations, changes, alterations, additions, improvements, repairs and replacements on the Land and in or to the Building and the Building Systems as well as in or to the street entrances, subway entrances, lobbies, halls, plazas, washrooms, passages, tunnels, elevators, escalators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may in its discretion deem necessary or desirable, but subject to Section 13.07. Nothing contained in this Article 13 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Laws and ordinances as in this Lease provided.

Section 13.02. Neither this Lease nor any use by Tenant shall give Tenant any right or easement in or to the use of any doors (except the street door of the Demised Premises) or hallways, or any passages or any tunnel nor to any connection of the Building with any other building or to any public conveniences, and the use of such doors, hallways, passages, tunnels, and connections and of such conveniences may without notice to Tenant be regulated or discontinued at any time and from time to time by Landlord without Landlord incurring any liability to Tenant therefore and without affecting the obligations of Tenant under this Lease.

Section 13.03. Landlord, the Board of Managers and any Mortgagee, and their respective representatives, may (subject to Section 13.07) enter the Demised Premises at all reasonable hours upon reasonable prior notice and with a representative of Tenant present and, in the event of an emergency, without Tenant being present, (although Landlord will attempt telephonic notice to Tenant to the extent reasonably practical) for the purpose of inspection or of making repairs, alterations, additions, restorations, replacements or improvements in or to the Demised Premises or the Building or Building Systems or of complying with Laws and Ordinances or the requirements of Insurance Boards, provided that the foregoing shall not be deemed to impose any obligation on Landlord or any Mortgagee to make any repairs or Alterations which Landlord is not otherwise obligated to make under this Lease.

Section 13.04. Landlord may, at reasonable times upon reasonable prior notice, and with a representative of Tenant present (unless despite such notice Tenant's representative fails to attend) show the Demised Premises to any prospective purchaser, lessee, mortgagee, or assignee of the Building and/or the Land, or of Landlord's interest therein, and their representatives. During the period of twelve (12) months next preceding the Expiration Date Landlord may similarly show the Demised Premises or any part thereof to any person contemplating the leasing of all or a portion of the same as hereinabove provided.

Section 13.05. Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to (Landlord shall use reasonable caution in determining whether a person "purporting" to be entitled, is, in fact, entitled, provided, however that Landlord shall not be obligated to make any independent inquiry) such access for the purpose of taking possession of, or removing Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official permitted such access has any right to such access or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

Section 13.07. Whenever Landlord is permitted to enter the Demised Premises, and whenever Landlord makes repairs, alterations or improvements to the Building which affect the Demised Premises, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant that may arise therefrom and any interference with the conduct of Tenant's business; provided, however, that nothing herein contained shall obligate Landlord to incur any additional or overtime costs or expenses except in the event of an emergency.

ARTICLE 14
Bankruptcy

Section 14.01. If at any time prior to the Lease Commencement Date or if at any time during the Term there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within ninety (90) days thereafter Tenant fails to secure a discharge thereof of if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, this Lease, at the option of Landlord, exercised by written notice to Tenant within a reasonable time after notice to Landlord of the happening of any one or more of such events, may be canceled and terminated, in which event the Term shall expire and neither Tenant nor any person claiming through or under Tenant as a successor to Tenant's rights in this Lease by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, additional rent, security, deposit or monies received by it from Tenant or others in behalf of Tenant.

Section 14.02. Without limiting any of the foregoing provisions of this Article, if pursuant to the United States Bankruptcy Code Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, Tenant agrees that adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean (a) the deposit of cash security in an amount equal to the sum of six (6) months' Fixed Rent plus additional rent under Article 19 of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of the obligations under this Lease on the part of tenant to be performed, and (b) evidence by financial statement dated not more than six (6) months prior to submission, prepared and certified by a certified public accountant or a principal owner of the assignee that the assignee has a net worth, after including the assignment and excluding the value of the leasehold, sufficient to meet the remaining rental obligations under this Lease, and (c) evidence of experience in direct ownership and operation of a retail establishment.

ARTICLE 15
Defaults, Remedies, Damages

Section 15.01. If any one or more of the following events ("Events of Default") shall occur:

    (a) Tenant shall default in the payment of any Fixed Rent, additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for five (5) days after written notice (which notice shall be a condition of the accruing of interest pursuant to Section 3.04); or

    (b) Tenant shall do anything or permit anything to be done, whether by action or inaction, contrary to any covenant, agreement, term, provision or condition of this Lease, or any exhibit annexed hereto, on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in paragraph (a) of this Section 15.01), and such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, except in connection with a situation or default not susceptible to being cured within said thirty (30) day period, in which event the time of Tenant within which to cure the same shall be extended for such time as shall be necessary to cure the same, provided Tenant within such thirty (30) day period commences promptly and thereafter proceeds diligently to cure the same, and provided further that such period of time shall not be so extended as to jeopardize the interest of Landlord in the Land and/or the Building or so as to subject Landlord or the Board of Managers to any liability, civil or criminal, or

    (c) any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant, except as may be expressly authorized herein.

    THEN IN ANY of said events Landlord may at any time thereafter give to Tenant a notice of termination of the of the Term setting forth a termination date five (5) days from the date of the giving of such notice, and, upon the giving of such notice, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall expire and terminate upon the expiration of said five (5) days with the same effect as if that day were the date originally set for the Expiration Date, but Tenant shall remain liable for damages as provided in this Article.

Section 15.02. (a) If an Event of Default shall have occurred and be continuing, Landlord or Landlord's agents and servants, whether or not the Term shall have been terminated pursuant to Articles 14 or 15, may, without notice to Tenant, immediately or at any time after the giving of such notice and expiration of such cure periods as are provided for in Section 15.01 in case of such default reenter into or upon the Demised Premises or any part thereof, by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons or property therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The words "reenter" "reentry" and "reentered" as used in this Lease are not restricted to their technical legal meanings. In the event of any termination of this Lease under the provisions of Article 14 or 15 or in the event that Landlord shall reenter the Demised Premises under the provisions of this Article 15 or in the event of the termination of this Lease (or of reentry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall thereupon pay to Landlord the Fixed Rent, additional rent and any other charges payable hereunder by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, plus the expenses incurred or paid by Landlord in terminating this Lease or of reentering the Demised Premises and securing possession thereof, including reasonable attorneys' fees and costs of removal and storage of Tenant's property, and Tenant shall also pay to Landlord damages as provided in Section 15.03.

    (b) In the event of the reentry of the Demised Premises by Landlord under the provisions of this Section 15.02, and if this Lease shall not be terminated, Landlord may (but shall not be obligated to), not in Landlord's own name, but as agent for Tenant, relet the whole or any part of the Demised Premises for any period equal to or greater or less than the remainder of the original term of this Lease, for any sum which Landlord may deem suitable, including rent concessions, and for any use and purpose which Landlord may deem appropriate.

    (c) In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction.

    (d) In the event of (i) the termination of this Lease under the provisions of Article 14 or 15, or (ii) the reentry of the Demised Premises by Landlord under the provision of this Section 15.02, or (iii) the termination of this Lease (or reentry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, additional rent, security deposit or otherwise, but such monies shall be credited by Landlord against any Fixed Rent, additional rent or any other charge due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under Section 15.03 or pursuant to law.

    (e) The specified remedies to which Landlord may resort under this Lease are cumulative and concurrent and are not intended to be exclusive of each other or of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed under this Lease or at law or in equity as if specific remedies were not herein provided for, and the exercise by Landlord of any one or more of the remedies allowed under this Lease or in law or in equity shall not preclude the simultaneous or later exercise by the Landlord of any or all other remedies allowed under this Lease or in law or in equity. Notwithstanding the foregoing, but subject to the provisions of Section 25.02, the parties hereby mutually and expressly waive against each other claims for punitive and consequential damages.

Section 15.03. (a) In the event of any termination of this Lease under the provisions hereof or under any summary dispossess or other proceeding or action or any provision of law or in the event that Landlord shall reenter the Demised Premises under the provisions of this Lease, Tenant will pay to Landlord as damages, at the election of Landlord, either:

    (i) a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any, of (A) the aggregate of the installments of Fixed Rent, and the additional rent (if any) which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such earlier termination of this Lease or the date of any such reentry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted pursuant to Articles 1 and 2, over (B) the aggregate rental value of the Demised Premises for the same period, both discounted to present value at the rate then being paid on newly issued US Treasury Notes often year maturity, or

    (ii) sums equal to the aggregate of the installments of Fixed Rent, and additional rent (if any) which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date hereinbefore set for the expiration of the full term hereby granted; provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of reentering the Demised Premises and of securing possession thereof, including attorneys, fees and costs of removal and storage of Tenant's property, as well as the expenses of reletting, including repairing, restoring, altering, decorating and preparing the Demised Premises for new tenants, brokers, commissions, advertising costs, attorneys' fees, and all other similar or dissimilar expenses chargeable against the Demised Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining term of this Lease; provided further, that (A) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (B) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this paragraph (ii) to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (C) if the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

    (b) For the purposes of paragraph (i) of Section 15.03(a), the amount of additional rent which would have been payable by Tenant under Article 19 and 34 for each year, as therein provided, ending after such termination of this Lease or such reentry, shall be deemed to be an amount equal to the amount of such additional rent, respectively, payable by Tenant for the calendar year and Tax Year ending immediately preceding such termination of this Lease or such reentry. Suit or suits for the recovery of such damages, or any installments thereof may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of Articles 14 or 15, or under any provision of law, or had Landlord not reentered the Demised Premises.

    (c) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. The failure or refusal of Landlord to relet the Demised Premises or any part or parts thereof or the failure of Landlord to collect the rent thereof under such reletting, shall not release or affect Tenant's liability for damages.

Section 15.04. Tenant, for Tenant, and on behalf of any and all persons, firms, corporations and associates claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as herein provided or pursuant to law. Tenant also waives the provision of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent, and of any other law of like import now or hereafter in effect. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent or for holding over after the termination of this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding unless failure to so interpose in such proceeding would constitute a waiver of Tenant's right to bring a separate action based thereon.

ARTICLE 16
Curing Tenant's Defaults - Additional Rent

    If Tenant shall default in the performance of any covenant, agreement term, provision or condition herein contained (other than those covenants set forth in Article 6 of this lease which shall be governed by Article 6), Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency or when Landlord may be subject to any civil or criminal liability, and in any other case if such default continues after thirty(30) days from the date that Landlord gives written notice to Tenant of its intention to do so, unless such other default cannot, despite Tenant's reasonably diligent efforts, be cured within 30 days and Tenant has commenced curing such default within said 30 day period and thereafter continues diligently to cure Bills for any reasonable expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable by Tenant within thirty (30) days after the same is sent to Tenant by Landlord, and the amounts thereof shall be deemed to be additional rent under this Lease. If Tenant or (with Tenant's authorization) any subtenant requests consent or approval to any act that requires Landlord's consent or approval under this Lease and if Landlord, in its sole discretion, refers to the matter to its attorneys or other professionals or experts, then, whether or not such consent or approval is granted, Tenant agrees to reimburse Landlord for all such reasonable fees incurred by Landlord in connection with the consideration of such request and/or the preparation of any documents pertaining thereto, as additional rent and the same may be billed to, and shall be payable by, Tenant as provided in the previous sentence.

ARTICLE 17
Covenant of Quiet Enjoyment

    Landlord covenants that so long as this Lease has not been terminated as herein provided, Tenant may peaceably and quietly enjoy the Demised Premises, subject to the terms and conditions of this Lease.

ARTICLE 18
Services and Equipment

Section 18.01. Landlord shall deliver the Premises broom clean and vacant. Tenant acknowledges that Landlord is not furnishing, installing or supplying any air-conditioning, heating, ventilation, electric, cleaning or other services or equipment in and to the Demised Premises, except that Landlord represents that three-phase, four wire 200 amp electric service, domestic water, chilled water, sewer and fire sprinkler lines are stubbed to the Premises, and that Landlord has supplied perimeter heating elements

Section 18.02. Tenant, at its sole cost and expense, and subject to the provisions of Article 5, shall be permitted to connect its domestic hot and cold water, waste and HVAC chilled water lines into those of the Building. Tenant shall, at its expense, furnish and install meters or other means to measure Tenant's electric, domestic water and chilled water consumption. Tenant agrees to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the actual cost of all domestic and chilled water consumed as measured by said meter or meters or as otherwise measured, including sewer rents.

Section 18.03. Tenant shall, at Tenant's expense, keep the Demised Premises clean and in order, to the reasonable satisfaction of Landlord (including, without limitation, the cleaning of the storefronts and windows and sidewalks and compliance with all recycling requirements of Laws and Ordinances) and for that purpose shall employ a person, firm or corporation reasonably acceptable to Landlord. Tenant shall, at Tenant's own expense, make all repairs and replacements to the sidewalks and curbs adjacent to the front of the Demised Premises made necessary by Tenant's misuse thereof, or negligence, and keep the sidewalks, arcade and curbs adjacent to the Demised Premises free from snow, ice, dirt and rubbish. Tenant agrees to have Tenant's refuse removed daily at Tenant's expense. If Tenant fails to remove any accumulation of refuse or garbage, Landlord may after notice to Tenant and the expiration of the applicable cure period (except where sooner action is required to cure violations of law, ordinances, regulations or other municipal requirements or violations of the Condominium's By-Laws, Rules and Regulations) remove the same, and Tenant shall pay to Landlord the reasonable cost of removal of any of Tenant's refuse and rubbish from the Building. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable within thirty (30) days thereafter and the amount of such bills shall be deemed to be, and be paid, as additional rent. Tenant shall store its refuse in such manner as Landlord shall reasonably require prior to the daily pickup thereof. Tenant shall not leave garbage outside the Building for carter pickup except during the hours and in the location required by Landlord. All garbage shall be tightly packaged. All deliveries to the Demised Premises, and the removal of garbage and refuse shall be subject to reasonable rules and regulations to be established by the Landlord, and/or the Condominium Board, in their reasonable judgment and discretion, with due regard to the character and operation of the Building and the Authorized Use. Landlord shall not discriminate against Tenant in enforcing said rules and regulations however. Tenant shall cause all garbage and waste to be stored in the Demised Premises until removal for carter pick-up.

Section 18.04. Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Repairs and Alterations in the judgment of Landlord desirable or necessary to be made, until said Repairs and Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air conditioning, heat, elevator, plumbing, water, electric, cleaning or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord's control, or by Laws and ordinances or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power, To the extent covered by insurance, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction provided that Landlord shall use reasonable efforts to minimize interference with Tenant's business when making any repairs which cause an interruption in Building Services or a shutdown of Building Systems.

Section 18.05. Tenant shall be entitled to non-exclusive use of the basement service access on the Eighth Avenue side of the Building only (the "Service Corridors"), including ingress and egress through the service entrance(s) which provide access to the Service Corridors from time to time, which serve the floors in the Building in which the Demised Premises is located for deliveries of merchandise, trade equipment, materials and supplies. Landlord shall not discriminate against Tenant in enforcing Landlord's rules and regulations with respect to use of the Service Corridors until a service elevator is installed in the Building, Tenant shall have the right to use the grated areaway adjacent to the subway entrance located on the 14th Street side of the Building for access to the basement. Thereafter, Tenant shall not use any service or other access on the 14th Street side of the Building. Tenant shall have exclusive use of the window boxes on the 8th Avenue side of the building for display purposes.

Section 18.06. Landlord shall provide Tenant reasonable access to the Building's plumbing, mechanical, electrical and other engineering systems (including, without limitation, sources of steam, fresh air intakes, exhaust systems and smoke purges) (hereinafter collectively referred to as "Engineering Systems") necessary to build and operate the Demised Premises in accordance with the Building Code of the New York City and other applicable laws. In the event that the Demised Premises contains no point of entry for any Engineering Systems, Tenant may, at its sole expense, upon reasonable prior notice to Landlord and in the presence of Landlord's engineer or Building supervisor if Landlord so requires, perform such work outside of the Demised Premises as is reasonably necessary to connect the Premises to such Engineering Systems, including, without limitation, the installation of ductwork, piping, risers, conductors, conduits and feeders. Notwithstanding anything to the contrary in this Lease, ANY AND ALL PLUMBING, ELECTRICAL, FIRE ALARM AND MECHANICAL WORK SHALL BE PERFORMED ONLY BY J. VULPIS & SON, INC. (plumbing and sprinkler), MASTER COOLING (mechanical work) SCIENTIFIC ELECTRIC (electrical and fire safety systems), and IBK (EIFFS system and exterior enclosures) at Tenant's sole expense provided that said contractors charge commercially reasonable rates. Tenant shall repair any damage to the Building or the Engineering Systems caused by or resulting from such work and shall indemnify and hold Landlord and the Board of Managers harmless from any loss, cost or damage suffered by Landlord as a result of or in any way relating to the performance of such work.

Section 18.07. Landlord shall provide an area (the Mechanical Area) outside of the Demised Premises on the west mezzanine above the water closets set forth in Schedule "A" for Tenant's placement of its mechanical equipment. Tenant shall have the option of using the Mechanical Area for the installation of a chilled air HVAC system. Tenant's use of the Mechanical Area is by Landlord's revocable permission only. Nothing in this lease is intended to nor shall it be deemed to create a landlord-tenant relationship between Landlord and Tenant with respect to the Mechanical Area.

ARTICLE 19
Adjustment of Rent

Section 19.01. In addition to the Fixed Rent and additional rent hereinbefore reserved, Tenant covenants and agrees to pay Landlord as additional rent, sums computed in accordance with the following provisions of this Article:

Section 19.02. For the purposes of this Lease:

    (a) "Taxes" shall mean Tenant's Share of all real estate taxes and assessments (including water rates and sewer rents), general or special, foreseen or unforeseen, ordinary or extraordinary, of any nature whatsoever, levied, confirmed, charged, payable or imposed upon or attributable to Commercial Unit No. 2, or Landlord's interest therein, and any Business Improvement District or similar charges assessed against the same. Any special assessment or levy which is imposed upon the Land, the Building or Landlord's interest therein shall be deemed to be included in the term "Taxes"; and if, but only if, due to a future change in or addition to the method of taxation, an income, gross receipts, capital, franchise, transfer, estate, inheritance, capital stock or other tax shall be levied against Landlord in substitution for, in lieu of any tax in the nature of a real estate tax or assessment, such income, gross receipts, capital, franchise, transfer, estate, inheritance, capital stock or other tax shall be deemed to be included in the term "Taxes", but only to the extent of the amount thereof that would be levied if the Landlord's interest in Commercial Unit No. 2 were the only asset of Landlord.

    (b) "Tax Year" shall mean every 12 consecutive month period, all or any part of which occurs during the term of this Lease, commencing each July 1st or such other date as shall be the first day of the fiscal tax year of the City of New York of other governmental agency determined by Landlord to be responsible to the collection of substantially all Taxes.

    (c) "Base Tax Year" shall mean the twelve (12) month fiscal
Tax Year commencing July 1, 2001.

    (d) "Base Taxes" shall mean the Taxes for the Base Tax Year.

Section 19.03. (a) If the Taxes for any Tax Year shall be greater than the Base Taxes, then Tenant shall pay to Landlord as additional rent for each such Tax Year an amount equal to Tenant's Share (as defined in Section 1.01) of such excess for such Tax Year. As soon as practicable after the issuance by the governmental authority having jurisdiction thereover, of tax bills for Taxes for any Tax Year, Landlord shall submit to Tenant a statement, together with a copy of the applicable tax bill, which shall indicate the amount, if any, required to be paid by Tenant as additional rent as in this Section provided. Within thirty (30) days after the issuance of the statement, Tenant shall pay such additional rent, if any, as set forth on such statement.

    (b) If, following the delivery of any statement, Landlord shall receive a refund of Taxes for any Tax Year for which Tenant has paid any additional rent under the provisions of this Section, Tenant's Share of the net proceeds of such refund, after deduction of reasonable legal fees, appraiser's fees and other expenses reasonably incurred in obtaining reductions and refunds and collecting the same shall be applied and allocated to the periods for which the refund was obtained and, Landlord shall, as applicable, offset such refund against Rent, Additional Rent or other monies due under this lease from Tenant to Landlord or refund Tenant's Share of such refund. In no event shall any refund due Tenant hereunder exceed the sum paid by Tenant for such particular Tax Year. Tenant shall not have the right, nor Landlord the obligation, to seek from the taxing authority any refund or reduction of Taxes. Any additional payment due for any Tax Year shall be made by Tenant within thirty (30) days after the furnishing of the revised statement.

    (c) Intentionally deleted.

    (d) Tenant shall pay, before delinquency, all occupancy taxes and all property taxes and assessments on the furniture, fixtures, equipment and other property of Tenant at any time situated on or installed in the Demised Premises, and on additions and improvements in the Demised Premises made or installed by Tenant subsequent to the Commencement Date, if any.

Section 19.04. Nothing contained in any provision of this Lease dealing with adjustments of rent or additional rent shall be construed so as to reduce the Fixed Rent below the sum set forth in Section 1.01 plus any increases therein pursuant to any provision of this Lease.

Section 19.05. Any payments due hereunder for any period of less than a full Tax Year at the end of the Term shall be prorated. Landlord's failure to render any statement under the provisions of this Article shall not prejudice its right to thereafter render said statement for such year or any subsequent years, provided that any such statement is rendered by no later than the end of the calendar year following the end of subject tax year. If Tenant shall fail to object in writing to any statement issued by Landlord under this Article within 90 days after receipt, all contents of such statement shall thereafter be deemed binding and conclusive upon Tenant. The obligations of Landlord and Tenant with respect to any payment and/or refund of additional rent pursuant to this Article applicable to the last fiscal year of the Term shall survive the expiration of the Term.

ARTICLE 20
Electricity

Section 20.01. Tenant shall arrange to obtain electric current directly from the public utility corporation supplying electric current to the Building. Tenant shall be permitted to use the risers, conductors, conduits, electrical panel and such other equipment and facilities, if any, which presently supply electricity to the Demised Premises (collectively, "Electrical Equipment").

Section 20.02. Landlord shall provide service of a minimum of three-phase, four wire, 200 amp electrical service. However, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements provided that any loss of electricity shall not be the result of Landlord's, or its agent's, employees or contractors', negligence. Tenant's use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the Electrical Equipment serving the Demised Premises. If Tenant's electrical needs exceed the capacity of existing Electrical Equipment, Tenant may, after obtaining Landlord's prior written consent (which shall not be unreasonably withheld or delayed), install such additional Electrical Equipment or modify the existing Electrical Equipment as may be necessary to provide for Tenant's electrical needs. Should Landlord grant such consent, all costs and expenses in connection with any modification or replacement of or addition to the Electrical Equipment, including those for filing and, in the event that Scientific Electric does not perform the work, Landlord's reasonable costs for supervision, shall be paid by, Tenant.

ARTICLE 21
Broker

    The parties warrant and represent to each other that there was no broker with whom they dealt in connection with the Demised Premises, the Building and/or this transaction, and that this Lease was not brought about or procured through the use, negotiation and/or instrumentality of any agent or broker, except the broker(s) referred to as the Designated Broker specified in Section 1.01. The parties covenant and agree to pay, indemnify and hold each other harmless from and against any and all loss, cost, expense or damages, arising from any claim for commissions or other compensation, together with all costs and expenses incurred in resisting any claims (including reasonable attorneys' fees), made by any agent or agents and/or any broker or brokers other than the Designated Broker. The fees of the Designated Broker shall be paid by Landlord pursuant to a separate agreement.

ARTICLE 22
Subordination

Section 22.01. Subject to the conditions hereinafter set forth, this Lease and all of Tenant's rights hereunder, including Tenant's rights under Article 27 (Persons Bound), are and shall be subject and subordinate to (i) the Condominium Documents and (ii) all Mortgages and other agreements now or hereafter affecting the title to the Demised Premises, and to all advances heretofore or hereafter made under any such Mortgages and to all renewals, modifications, consolidations, replacements, spreaders, substitutions, additions and extensions of any such Mortgages or Condominium Documents.

Section 22.02. The subordination set forth in Section 22.01 is subject to the condition that any present or future holder of a Mortgage and/or condominium association or corporation under the Condominium Documents shall execute and deliver to Tenant an agreement ("SNDA Agreement") providing that such party will recognize this Lease and not disturb Tenant's possession of the Demised Premises in the event of foreclosure if Tenant is not then in default hereunder beyond any applicable cure period. Tenant agrees, upon receipt of such SNDA Agreement, to execute such further reasonable instrument(s) as may be necessary to subordinate this Lease to the lien of any such Mortgage, or the Condominium Documents in accordance with this Section 22.02.

Section 22.03. Tenant agrees that upon the request of the holder of a Mortgage, or the purchaser at a sale in foreclosure of a Mortgage, or other person, who shall succeed to the interests of Landlord (which such lessor, Mortgagee, purchaser or other person is hereafter in this paragraph referred to as "such successor in interest"), Tenant covenants and agrees to attain to such successor in interest and recognize such successor in interest as its landlord under this Lease. Tenant agrees to execute an instrument in writing reasonably satisfactory to such successor in interest, whereby Tenant attorns to such successor in interest.

Section 22.04. If, in connection with obtaining financing or refinancing for the Building or Land, any Mortgagee or prospective Mortgagee shall request modifications to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created.

ARTICLE 23
Estoppel Certificate

    The parties agree, at any time and from time to time, not more than fifteen (15) days' after request, to execute, acknowledge and deliver a statement in writing addressed to the requesting party or as such party direct, certifying to such reasonable information regarding this Lease as may be requested, including that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modification), stating the dates to which the Fixed Rent, additional rental and other charges have been paid; and stating whether or not, to the best knowledge of the signer of such certificate, there exists any default by the other party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party or a purchaser of the requesting party's interest in the Demised Premises and by any Mortgagee or prospective mortgagee affecting the Building or the Land, or both, or part or parts thereof.

ARTICLE 24
Waiver of Jury Trial

    Each of Landlord and Tenant waives the right to trial by jury in any action, proceeding or counterclaim that may hereafter be instituted by or against it, provided such waiver is not prohibited by law.

ARTICLE 25
Surrender of Premises; Holding Over

Section 25.01. Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other insured casualty excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease, and shall at Tenant's expense repair any damages resulting from the such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

Section 25.02. Tenant consents and agrees that if Tenant shall hold over after the expiration or sooner termination of this Lease, Tenant shall pay, as a use and occupancy charge for each month or fraction thereof during which Tenant shall hold over, except for a holdover in excess of 60 days, as liquidated damages for such holding over, such sum as equals the greater of the then fair market value (without deduction of the cost of commissions or concessions) of the Demised Premises or one and one-half times the then Fixed Rent payable hereunder plus any additional rent pursuant to Article 19 hereof which would be payable under this Lease if this Lease had not ended. The aforesaid payment shall be in addition to, and not the exclusion of, any other remedy or payment that may be available to Landlord under this Lease or at law, including damages for holding over, for loss of any new lease, for vacancy due to inability to lease or cancellation by a prospective successor lessee, for expenses incurred in paying a successor lessee's damages or losses flowing from delayed delivery, and reasonable attorneys' fees.

ARTICLE 26
Rules and Regulations

    Tenant, and Persons Within Tenant's Control shall faithfully observe and comply with the rules and regulations set forth in the Condominium Documents and hereby made a part hereof and such additional rules and regulations as Landlord and/or the Board of Managers hereafter at any time or from time to time may reasonably make and may communicate in writing to Tenant, which, in the reasonable judgment of Landlord and/or the Board of Managers, shall be necessary or desirable for the reputation, safety, care or appearance of the Building and Building Systems, or in the preservation of good order therein, or the operation or maintenance of the Building and Building Systems, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rules or regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, provided that Landlord use reasonable efforts to minimize the inconvenience to Tenant that may arise therefrom and any interference with the conduct of Tenant's business; and provided further that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees. In case Tenant disputes the reasonableness of any additional rule or regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such rule or regulation for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc. or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto.

ARTICLE 27
Persons Bound

    The covenants, agreements, terms, provisions and conditions of this Lease shall bind and inure to the benefit of the respective heirs, distributees, executors, administrators, successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 10 shall operate to vest any rights in any successor, assignee or legal representative of Tenant, and that the provisions of this Article 27 shall not be construed as modifying the conditions of limitation contained in Articles 14 and 15. The term "Landlord" as used in this Lease shall mean the Landlord at the particular time in question and Tenant agrees that if Landlord transfers its interest in the Building and the transferee shall assume the obligations of Landlord hereunder that the covenants and obligations of Landlord shall not be binding upon the Landlord named herein with respect to any period subsequent to the transfer of its interest under this Lease, and that in the event of any such transfer, Tenant agrees to look solely to the transferee for the performance of the obligations of Landlord hereunder, but only with respect to the period beginning with such transfer and ending with a subsequent transfer of such interest. In addition, notwithstanding anything to the contrary provided in this Lease, Tenant agrees that there shall be no personal liability on the part of Landlord or any party comprising Landlord arising out of any default by Landlord under this Lease, and that Tenant shall look solely to the interest of Landlord in the Demised Premises, and, subject to the provisions of Sections 15.02(e) and 22, to the income and proceeds therefrom, for the enforcement and satisfaction of any defaults by Landlord hereunder.

ARTICLE 28
Notices

    Any notice, approval, consent, request or demand permitted or required to be given by the terms and provisions of this lease, or by any Law or ordinance, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such Law or Ordinance, such notice, request or demand shall be given by certified mail, enclosed in a securely closed postpaid wrapper, in a United States post office or official depository, addressed to the recipient at its address as stated on the first page of this Lease and shall be deemed given upon receipt, upon the day on which delivery thereof was refused or upon the date of first attempted delivery Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it, and may also instruct that its attorneys be given copies of all notices. Copies of default notices to Tenant shall simultaneously be sent by like means to the Demised Premises, Attn: Store Manager.

ARTICLE 29
Basement

No vault or basement space not within the property line of the Building is leased hereunder, anything to the contrary indicated elsewhere in this Lease notwithstanding. Any vault or basement space not within the property line of the Building, which Tenant may be permitted to use or occupy, shall be used or occupied under revocable license, and if the amount of such space be diminished or acquired by any governmental authority having jurisdiction, Landlord shall not be subject to any liability nor shall Tenant be entitled to abatement of rent, nor shall such diminution be deemed a constructive or actual eviction. Any fee or license charge or tax of municipal authorities for, or allocable to, any vault or basement space occupied by Tenant shall be paid by Tenant to Landlord as additional rent within thirty (30) days after written demand therefor. If such fee, tax or charge shall be for vault or basement space greater in area than that occupied by Tenant, the charge to Tenant shall be prorated.

ARTICLE 30
No Waiver; Entire Agreement

Section 30.01. The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant, agreement, term, provision or condition of this Lease, or any of the rules and regulations, shall not constitute a waiver thereof, and the parties shall have all remedies provided herein and by applicable law with respect to any subsequent act, which would have originally constituted a violation. The receipt by Landlord of rent with knowledge of the breach of any covenant, agreement, term, provision or condition of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than that monthly Fixed Rent herein stipulated shall be deemed to be other than on account of such Fixed Rent or additional rent or other charge owing by Tenant, as Landlord shall elect, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed binding on Landlord or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Fixed Rent, additional rent or other charges owing by Tenant, and to pursue each and every remedy in this Lease or by law provided. The receipt and retention by Landlord of Fixed Rent or additional rent from anyone other than Tenant shall not be deemed a waiver by Landlord of any breach by Tenant of any covenant, agreement, term, provision or condition herein contained, or the acceptance of such other person as a tenant, or a release of Tenant from the further performance by Tenant of the covenants, agreements, terms, provision and conditions herein contained.

Section 30.02. This Lease with the schedules, riders and exhibits, if any, annexed hereto contains the entire agreement between Landlord and Tenant, and any agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect a surrender or abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement is sought. If Tenant shall have any right to an extension or renewal of the Term, or any right to lease other space from Landlord, Landlord's exercise of Landlord's right to terminate this Lease shall operate, ipso facto, to terminate such renewal extension or other right, whether or not theretofore exercised by Tenant. Any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the renewal or extended term provided for herein.

ARTICLE 31
Miscellaneous

Section 31.01. The Index and Article headings of this Lease are for convenience only and shall not limit or define the meaning or content hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

Section 31.02. If the term "Tenant", as used in this Lease, refers to more than one person, then, as used in this Lease, said term shall be deemed to include all of such persons or any one of them; and of this Lease shall have been assigned, the term "Tenant" as used in Article 14 shall be deemed to include the assignee and the assignor, or either of them under any such assignment.

Section 31.03. The submission of this Lease shall not be deemed an offer and Tenant shall not have any rights with respect hereto or to the Demised Premises and may not rely hereon in any respect, unless and until Landlord, by an authorized representative, shall execute a copy of this Lease and deliver such to Tenant or its representative.

Section 31.04. If any words in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words have been added in their place, this Lease shall be construed as if the words so stricken out or otherwise eliminated, were never included in this Lease and no implication or inference shall be drawn from the fact that said words were so stricken out or otherwise eliminated.

Section 31.05. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of or under this Lease, including any suit by Landlord for the recovery of rent or possession of the Demised Premises, the losing party shall reimburse the successful party for all reasonable attorneys' fees and disbursements incurred by the successful party in such suit and such attorneys' fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

Section 31.06. With the exception of consequential damages sustained by Landlord as a result of a holdover as provided for in Section 25.02 above, the parties hereby mutually waive any and all claims for consequential and/or punitive damages arising from the performance or non-performance of this Lease.

ARTICLE 32
Inability to Perform

Section 32.01. This Lease and the obligations of Tenant to pay Fixed Rent and additional rent hereunder, and perform and comply with all of the other covenants and agreements hereunder on the part of Tenant to be performed or compiled with, except as herein specifically set forth shall in nowise be affected, impaired or excused because of Landlord's delay or failure to perform or comply with any of the covenants and agreements hereunder on the part of Landlord to be performed or complied with, or to furnish any service or facility, if such failure to perform, comply or furnish occurs due to reasons beyond the reasonable control of Landlord, including strikes, lockouts or labor problems, governmental preemption, or by reason of any Laws and ordinances, or by reason of the conditions of supply and demand which have been or shall be affected by war or other emergency or general market conditions. Tenant's delay or failure to perform the covenants and agreements hereunder, other than the payment of Fixed Rent and additional rent, as a result of strikes, lockouts or labor problems, Governmental preemption, or by reason of any Laws and ordinances, or by reason of the conditions of supply and demand which have been or shall be affected by war or other emergency or general market conditions, shall not constitute an Event of Default.

Section 32.02. If any provision of this Lease or the application thereof to any person or circumstance shall be determined to be illegal, invalid or unenforceable, the remaining provisions of this Lease or the application of such provision to persons or circumstances other than those to which it is held illegal, invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law, unless such invalidity or unenforceability is, in the sole determination of Landlord, essential to the rights of both parties, in which event Landlord shall have the right to terminate this Lease by giving Tenant not less than thirty (30) days' prior written notice of such termination.

ARTICLE 33
Security Deposit

Section 33.01. Tenant has deposited with Landlord an irrevocable letter of credit in the amount of $225,000.00 as security for the full and faithful observance and performance by Tenant of the terms, covenants and conditions of this Lease. If Tenant defaults in the observance or performance of any term, covenant or condition of this Lease, including without limitation the payment of Rent and additional rent, Landlord may, after notice to Tenant and the expiration of the applicable cure period, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default, including without limitation any damages or deficiency accrued before or after summary proceedings or other reentry by Landlord. If no Event of Default shall have occurred, then commencing with the second anniversary of rent commencement, the security deposit shall be reduced to an amount to $150,000.00. If Tenant shall fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease, the security, without interest, shall be returned to Tenant after the end of the Lease Term and after delivery of entire possession of the Demised Premises to Landlord.

Section 33.02. In the event of a sale, transfer or leasing of the Demised Premises by Landlord, Tenant shall have the right to transfer the security to the vendee, transferee or lessee, and upon such transferee's written assumption thereof Landlord thereupon shall be released by Tenant from all liability for the return of such security. Tenant agrees to look solely to such new owner or landlord for the return of said security. The provisions of this paragraph shall apply to every transfer or assignment of the security to a new owner or landlord. Tenant shall not assign or encumber or attempt to assign or encumber the security, and neither Landlord nor the successors or assigns of Lessee shall be bound by any such assignment encumbrance, or attempted assignment or encumbrance.

Section 33.03. If Landlord applies or retains all or any portion of the security as herein provided, Tenant on demand shall pay to Landlord the amount so applied or retained which shall be added to the security so that the same shall be replenished to its former amount and so that at all times the amount deposited shall be equal to the amount of security required under Section 33.01.

ARTICLE 34
Signage

    Tenant shall, at its sole expense, have the right to install exterior signage, including flags, and interior signage visible from the exterior of the Building provided that such signage is in accordance with governing New York City authorities including but not limited to the Landmarks Preservation Commission (the "LPC").

    Tenant shall, at its expense, diligently and in good faith pursue the application for required approvals from the LPC. Landlord will cooperate with Tenant in formulating a signage plan satisfactory to the LPC.

ARTICLE 35
Condominium Documents

    This Lease is subject to the terms and provisions of the Condominium Documents, and in the event of any inconsistency between he terms and provisions of this Lease and the terms and provisions of the Condominium Documents, the terms and provisions of the Condominium Documents shall control. Except for Landlord's duties and obligations expressly described in this Lease, Tenant shall be responsible for causing the Demised Premises to be in compliance with the terms of the Condominium Documents.

ARTICLE 36
Renewal Option

Section 36.01. Tenant if not in default hereunder beyond any applicable cure period, shall have an option (the Renewal Option) to extend the term of this lease for one period of 5 years (the Renewal Period). The Renewal Period shall, if the option therefor is exercised, commence upon the day immediately succeeding the expiration date of the original term. If Tenant elects to exercise the Renewal Option, it shall do so by giving written notice of such election to Landlord as provided in Article 28 at least 12 months prior to the date which would be the commencement date of the Renewal Period. If Tenant exercises the Renewal Option, the term of this lease shall be automatically extended for the Renewal Period without the necessity for the execution of any further lease, instrument or agreement. Except as provided in Section 36.03, the Renewal Period shall be subject to all of the same terms and conditions of this lease as are in effect for the period immediately proceeding the commencement date of the Renewal Period.

Section 36.02. The annual Fixed Rent payable by Tenant for the Renewal Period shall be an amount equal to the greater of 95% of the then fair market rental value, without deduction for the costs of brokerage and concessions, of the Demised Premises or $299,475.00. The annual Fixed Rent determined under this Section for the Renewal Period shall increase by 10% on the third anniversary of the commencement of the Renewal Period.

Section 36.03. The fair market rental value (Fair Market Rent) of the Demised Premises for purposes of Section 36.02 shall be determined pursuant to the provisions of this Section 36.03. Within five (5) business days after Landlord receives Tenant's notice that it is exercising the Renewal Option ("Renewal Notice"), Landlord shall notify Tenant of Landlord's determination of the Fair Market Rent. Within five (5) business days after Tenant's receipt of Landlord's determination, Tenant shall notify Landlord whether Tenant accepts or rejects said determination. In the event Tenant fails to notify Landlord within the foregoing five (5) business day period, Tenant shall be deemed to have accepted Landlord's determination. If Tenant gives Landlord timely notice of its objection to Landlord's determination, Landlord and Tenant acknowledge and agree that the arbitration process hereinafter set forth shall determine the Fair Market Rent. Each party, at their own expense, shall then designate a real estate broker with not less than fifteen (15) years experience in commercial leasing transactions in the area in which the Demised Premises is located who shall determine and promptly report (and in no event later than the twentieth (20th) day following Landlord's receipt of the Renewal Notice) to both parties in writing the Fair Market Rent of the Demised Premises. If the reports indicate proposed rental amounts that are within five (5%) percent of each other, Landlord and Tenant agree that the Fair Market Rent shall be an average of such amounts. However, if after receiving the reports, the parties are unable to agree on the Fair Market Rent (and the amounts are not within five (5%) percent of each other) within five (5) days, both parties shall jointly appoint a separate broker (meeting the aforesaid criteria) who shall determine the Fair Market Rent by selecting either Landlord's Fair Market Rent determination or Tenant's Fair Market Rent determination according to whichever of the two valuations as set forth in the reports from Landlord's broker or Tenant's broker, respectively, is closer to the actual Fair Market Rent in the opinion of such third broker. The third broker shall have no discretion other than to select one or the other report as aforesaid. The costs of such third broker shall be shared equally by Landlord and Tenant. The parties must work together and coordinate efforts to obtain such third broker's report in writing no later than the thirty-fifth (35th) day following the date of Landlord's receipt of the Renewal Notice. Pending such determination and in the event the term for the Renewal Period commences prior to the final determination of the Fair Market Rent, Tenant shall pay to Landlord the Fair Market Rent as fixed by Landlord, subject to adjustment (with interest thereon at the rate of 8% per annum) upon resolution of such dispute.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

14TH STREET DEVELOPMENT, LLC
Landlord
By: /s/ Richard C. Fiore
Richard C. Fiore, President

NICKEL USA, INC. d/b/a NICKEL
Tenant
By: /s/ Philippe Dumont
Name: President